UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): July 25, 2013

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

USEC Inc. (“USEC” or the “Company”) has maintained the Employees' Retirement Plan of USEC Inc. (the “Qualified Plan”), a broad-based, tax-qualified defined benefit pension plan whose maximum benefits are limited by legislation. In addition, executive officers of the Company who are eligible to participate in the Qualified Plan (executive officers who were hired prior to September 1, 2008 at which time the Qualified Plan was closed to new participants), have had the opportunity to participate in the USEC Inc. Pension Restoration Plan (the “Pension Restoration Plan”), a non-qualified supplemental pension benefit that is designed to continue the accrual of pension benefits that exceed the legislated limits under the Qualified Plan. As part of its internal organizational structure review effort, effective August 5, 2013, the Company froze accrued benefits for active employees under the Qualified Plan. On July 25, 2013, the Board of Directors of the Company approved an amendment (the “Amendment”) to the Pension Restoration Plan to also freeze benefit accruals under the Pension Restoration Plan, effective August 5, 2013.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment dated July 25, 2013 to the Pension Restoration Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit

Number	Description

10.1	Second Amendment dated July 25, 2013 to the USEC Inc. Pension Restoration Plan, as amended and restated effective January 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

July 26, 2013	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit

Number	Description

10.1	Second Amendment dated July 25, 2013 to the USEC Inc. Pension Restoration Plan, as amended and restated effective January 1, 2008.